UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sana Biotechnology, Inc. (the “Company”) previously filed a Current Report on Form 8-K disclosing the resignation of Sunil Agarwal, M.D. as the Company’s Executive Vice President, Head of Development, and Chief Medical Officer. On April 28, 2023 (the “Separation Date”), the Company and Dr. Agarwal entered into a transition agreement and release (the “Transition Agreement”). Pursuant to the Transition Agreement, in exchange for Dr. Agarwal agreeing to provide transition services and a general release of claims against the Company, the Company agreed to pay Dr. Agarwal severance in an amount equal to his monthly base salary and pro-rata monthly target bonus for nine months following the Separation Date for a total of $560,523.00, subject to customary payroll withholding and other deductions. Under the Transition Agreement, the Company agreed to accelerate the vesting and exercisability of 89,377 unvested options to purchase common stock of the Company held by Dr. Agarwal as of the Separation Date. The Company also agreed, in exchange for Dr. Agarwal agreeing to provide additional transition services under the Consulting Agreement (as defined below) and an additional release of claims in connection therewith, to extend the period during which Dr. Agarwal may exercise certain of his vested options, including those options subject to acceleration as described herein, so that he will have until December 31, 2023 to exercise such vested options.

Under the Transition Agreement, the Company agreed to pay for the monthly cost of COBRA coverage for up to nine months following the Separation Date. The Transition Agreement supersedes the severance-related provisions contained in that certain offer letter entered into between the Company and Dr. Agarwal dated May 20, 2019 and the Company’s Change in Control Severance Plan as they relate to Dr. Agarwal.

In connection with the Transition Agreement, the Company and Dr. Agarwal entered into a consulting agreement, effective April 29, 2023 (the “Consulting Agreement”), pursuant to which the Company agreed to pay Dr. Agarwal at the rate of $256.00 per hour for the performance of transition services. The term of the Consulting Agreement will end on May 12, 2023, or, if the Company elects to extend the term beyond such date, on or before May 26, 2023, unless earlier terminated by the Company under specified circumstances.

The foregoing descriptions of the Transition Agreement and Consulting Agreement are summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of the Transition Agreement and the Consulting Agreement, as applicable, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sana Biotechnology, Inc.

Date: April 28, 2023	By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
Executive Vice President and General Counsel

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